Exhibit 10.1

AMENDMENT NUMBER 2 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NUMBER 2 TO SECURITIES PURCHASE AGREEMENT, dated as of October 28, 2010 (this “Amendment”), is entered into by and among China Packaging Group Inc., a Nevada corporation (collectively with its predecessors, the “Company”) and the Investors. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement (as defined below).

BACKGROUND

The Company and the Investors are parties to that certain Securities Purchase Agreement, dated as of April 29, 2010 (the “Securities Purchase Agreement”). The Investors understand that certain underwriters (the “Underwriters”) propose to enter into an underwriting agreement with the Company providing for the public offering (the “Public Offering”) by the Company of shares of Common Stock of the Company. To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment wish to amend certain provisions of the Securities Purchase Agreement as set forth in this Amendment.

Section 6.4 of the Securities Purchase Agreement provides that no provisions of the Securities Purchase Agreement may be waived or amended except in a written instrument signed by the Company and the Requisite Holders. This Amendment constitutes a written agreement signed by the necessary parties in order to effectuate the amendments to the Securities Purchase Agreement specified below.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1.                   The parties hereto agree that the definition of “Next Underwritten Public Offering” under Section 1.1 is hereby amended and restated in its entirety as follows:

“Next Underwritten Public Offering” means an underwritten public offering conducted by the Company in which it raises gross proceeds of at least $30 million and is listed concurrently or prior thereto on a U.S. national securities exchange.”

Section 2.                   The parties hereto agree that each of Sections 4.10, 4.12 and 4.13 is hereby amended by adding the following sentence at the end of the section:

“However, the Investors’ right hereunder shall terminate immediately upon the consummation of the Next Underwritten Public Offering.”

Section 3.                   The parties hereto agree that the following section 4.16 shall be added immediately after Section 4.15:

4.16     Lock-up.  Each Investor will not, for a period of 180 days after the date of the prospectus relating to the Next Underwritten Public Offering, directly or indirectly, offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any share of Common Stock, options or warrants to acquire shares of Common Stock, or any related security or instrument, without the prior written consent of the representative of the Underwriters (as defined in the prospectus relating to the offering). If (i) during the last 17 days of the 180 day lock-up period, the Company issues an earnings release or material news or a material event occurs or (ii) before the expiration of the 180 day lock-up period, the Company announces that it will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180 day lock-up period, the lock-up restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing lock-up provisions are subject to the investors’ co-sale right pursuant to Section 4.14, including the right to sell up to 50% of their shares in the Next Underwritten Public Offering.

The Company agrees that it will cause each person named as an executive officers in the Company’s registration statement on Form S-l (or such other appropriate registration form) relating to the sale of shares of its common stock in the Next Underwritten Public Offering to agree not to, for a period of 360 days after the date of the prospectus relating to the Public Offering, directly or indirectly, offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any share of Common Stock, options or warrants to acquire shares of Common Stock, or any related security or instrument, without the prior written consent of the representative of the Underwriters (as defined in the prospectus relating to the offering). If (i) during the last 17 days of the 360 day lock-up period, the Company issues an earnings release or material news or a material event occurs or (ii) before the expiration of the 360 day lock-up period, the Companty announces that it will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 360 day lock-up period, the lock-up restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Section 5.                    Except as amended hereby, the Securities Purchase Agreement and the Amendment Number 1 to the Securities Purchase Agreement dated August 13, 2010 shall remain in full force and effect.

Section 6.                   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

CHINA PACKAGING GROUP INC.

By:	/s/ Daliang Teng
Name: Daliang Teng
Title: Chief Executive Officer

REQUISITE HOLDERS:

ENVISION CAPITAL PARTNERS, L.P.

By:	/s/ Gang Wang
Name: Gang Wang
Title: Managing Partner

Signature Page to the Amendment to Securities Purchase Agreement